Exhibit 10.52

Wells Fargo Securities Wells Fargo Securities, LLC 550 South Tryon Street MAC D1086-070 Charlotte, NC 28202-002 (800) 326-5897 Firm Name and Address GCM GENERALIST INTL SALES , NC -0601 KBS SOR CMBS OWNER, LLC ATTN: LORRAINE SHOUN 620 NEWPORT CENTER DR., SUITE 1300 NEWPORT BEACH CA 92660-8013 Registered Rep CHRIS BILLESDON Telephone Number Account Number TYPE Rep. # MKT CAP Transaction # Trade Date Settlement Date 29182987 6 GI10 2 XA4TN 03/16/12 03/16/12 Transaction Type CUSIP Symbol Inventory REVERSE REPO 99RPRI000 RPRI 91VD10066 Maturity Date As of Date Payment and Delivery Instructions DDA# ABA# Transaction Description REPURCHASE AGREEMENT REVERSE REPURCHASE AGREEMENT ORIGINAL TRADE 03/16/12 XA4TP A A 2027 25059701 AA Principal Interest From Interest Fees Net Amount $8,774,000.00 03/16/12 $8,774,000.00 CUSIP Security Collateral information Par/Current Value Factor Market Value 225470AM5 CREDIT SUISSE FIRST BOST 15,582,000.00 0.935129 13,499,394.95 5.100% 08/15/38 This confirmation is subject to the terms and conditions stated herein and on the reverse side thereof. PLEASE RETAIN FOR INCOME TAX PURPOSES. Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC and Wells Fargo Institutional Securities, LLC, members of FINRA and SIPC, and Wells Fargo Bank, National association. Wells Fargo Securities, LLC carries and provides clearing services for Wells Fargo Insitutional Securities, LLC customer accounts. INVESTMENTS: NOT FDIC INSURED - NOT BANK GUARANTEED - MAY LOSE VALUE Certificates of Deposit FDIC insured up to $250,000 per institution. Transactions subject to the terms and conditions stated herein and on the reverse side hereof. Retain for income tax purposes. 29182987 HH-4 03/16/2012 0 -P 6843010 R000414 001 UN#1457464-00000414 0YA3 667124 11

WFS Terms and Conditions - We, Wells Fargo Securities, LLC (“WFS”), and you the customer hereby agree that: This confirmation shall be deemed acknowledged by you to be correct unless written notice of correction is received within 3 days. We reserve the right to correct this confirmation in case of error. WFS is not a bank and is a separate legal entity from its bank or thrift affiliates. Securities sold, offered or recommended by WFS are not FDIC insured, are not bank deposits or other obligations of, or guaranteed by, Wells Fargo Bank, N.A., or any of their affiliates (unless explicitly stated otherwise). An investment in securities involves investment risks, including the possible loss of the principal amount invested. This confirmation and all transactions hereunder are subject to: (a) the terms and conditions of any written agreements entered into between you and WFS; (b) the constitution, rules, regulations, customs, requirements, practices and interpretations of the exchange or market, and the clearing house, if any, where executed; and (c) applicable federal and state laws, the rules of any government agency including the Securities and Exchange Commission (“SEC”) and the Financial Services Authority (“FSA”), and of any association or self-regulatory organization having authority with respect thereto. WFS is a registered broker-dealer and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the Securities Investor Protection Corporation (“SIPC”). This confirmation shall be construed in accordance with the laws of the State of North Carolina. WFS may: (a) advise you as to the desirability of purchasing or selling securities and other property that may be purchased from or sold to an affiliate of WFS acting as principal or through such an affiliate acting as agent; and (b) execute any order to purchase or sell securities or other property from or to an affiliate of WFS acting as principal or through such affiliate acting as agent. In either case, the securities may have been issued by or underwritten by such affiliate and such affiliate may receive and retain its profits on such transactions including, without limitation any commissions, markups, markdowns or other remunerations not in excess of such affiliate’s usual and customary charges. WFS’ bank and thrift affiliates may be lenders to issuers of securities that WFS underwrites, in which case the proceeds of offerings underwritten by WFS may be used for repayment of such loans. Please refer to the disclosure documents relating to the securities for additional information. All securities purchased for or sold to you may be hypothecated under circumstances that permit the commingling thereof with other customer securities. WFS receives fees for directing orders in equity securities to particular brokers or dealers or market centers for execution. Such remuneration is considered compensation to WFS. The source and amount of any compensation received by WFS in connection with your transaction is available upon request. Transactions executed in non-US markets may have been effected with or through an affiliate of WFS. Such affiliate may have acted as principal or agent and derived compensation therefrom. Additional information is available upon request. An odd-lot differential may be charged on a transaction involving other than round lots (a round lot is normally 100 shares). The amount of any such differential is available upon request. On your written request, WFS will furnish (i) the time of the transaction, and (ii) if WFS acted as your agent, the name of the buyer or seller of the security, and the amount, if any, of any remuneration if received other than commission, and (iii) if WFS acted as agent for another party, the source and amount of commissions received. Call or early redemption features (either in whole or in part) may exist that could affect yield on debt securities. Additional information is available upon request. Debt securities, including municipal securities, with a zero coupon make no periodic payments. Such securities may be callable at a price below their maturity value without notice by mail to holder unless registered. If this transaction is a purchase by you and sufficient funds are not already in your account with us, you will make full payment for the securities promptly in accordance with the terms of this transaction (regardless of any right of equity, setoff or counter claim which you may have against us or any of our affiliates). We shall not be deemed to have delivered or to be required to deliver such securities prior to making such payment. If payment for, or delivery of, securities is not received by WFS by the earlier of the settlement date or the time specified by the regulations of the Federal Reserve Board we may cancel, or, in private or public sale, sellout or buy in the securities described on the front hereof, holding you liable for any loss incurred, and we may impose an interest charge from the date payment is due until it is received by WFS. If this transaction is a sale by you, unless you have informed us that this is a short sale and we have agreed to execute such sale, you represent that the securities described on the front hereof are in your account with WFS or you will deposit them promptly with WFS and not later than the settlement date. The explanation “MISC” represents charges for, among other things, foreign currency conversions, commissions paid other brokers, and tax charges. Additional information is available upon request. If this transaction is described as “when-issued” or “when-distributed” transaction, the final figure will be forwarded to you when obtainable on issue or delivery, and this transaction shall be subject to the special requirements for such transactions of any exchange on which it was made, or if not made on an exchange, of any association having authority with respect thereto. If this is a transaction for a single mortgage-backed security pool that is TBA eligible during the applicable distribution period, additional pool information is available by calling Freddie Mac at 1-800-336-3672, option 2, or Fannie Mae at 1-800-237-8627 or by visiting their websites: www.freddiemac.com/mbs and www.fanniemae.com/mbs. Disclosure documents for agency and mortgage-backed agency securities can be found at www.fanniemae.com, www.freddiemac.com, www.fhlb-of.com, www.farmcredit-ffcb.com and www.ginniemae.gov. If you are a securities custody customer of Wells Fargo Bank, N.A., we will provide instructions on your behalf respecting deliveries to, and from, your custody account, unless you notify us to the contrary. At the time this transaction was executed, or subsequent thereto, we (or others acting for our account) may have effected transactions which stabilize or maintain the market price of the securities described on the front hereof (or other securities of the same issuer), at a level above that which may have prevailed in the open market. Such transactions may have been effected on any of the exchanges where these securities are traded, in the over-the-counter market, or otherwise. We may also engage or have engaged in such stabilization after this transaction was executed. Such stabilization, if commenced, may be or may have been discontinued at anytime. We (or others acting for our account) reserve the right to offer for sale and/or to sell from time to time as principal or agent an amount of the securities described on the front hereof in excess of the amount owned by us (or the seller for whom we act as agent) at the time such offers and/or sales are made. Such offers or sales (sometimes known as “short sales” or “overallotments”) may or may not be made in conjunction with stabilizing transactions described in the preceding paragraph. You acknowledge that the right of the holder of any tender option bonds to tender such securities is subject to restrictions and is not available in certain circumstances, including, in many instances, a downgrade in the rating of the issuer of the bonds. Additional information is available upon request. Open unfilled orders will be cancelled before the opening of the next business day following the sixtieth day from the date entered. Buy orders, stop orders and sell stop limit orders are reduced in price by the amount of the cash dividend on the day a security sells ex-dividend unless we are specifically instructed otherwise. Sell orders, buy stop orders and buy stop limit orders are not reduced in price when a security sells ex-dividend. Actual yield on collateralized debt, municipal or non-municipal mortgaged-backed securities may fluctuate due to prepayment rates. Additional information concerning the factors that affect yield is available upon written request. For all US Treasury inflation indexed securities, the principal amount of the security is adjusted for inflation. The value of the security is derived by multiplying the par amount by the applicable index ratio. Additional information is available upon written request. If “Below Minimum Denomination” is noted on front of this trade confirmation, the quantity of securities you have purchased is below the minimum denomination for the issue and this may adversely affect the liquidity of the position unless you have other securities from the issue that can be combined to reach the minimum denomination. If at any time WFS shall have a Forward Exposure to you, WFS may by notice to you require you to transfer to WFS cash in US dollars or securities acceptable to WFS in its sole discretion in an amount or having value sufficient to fully eliminate the Forward Exposure. For purpose of this paragraph, “Forward Exposure” means the amount of loss that would occur upon canceling or terminating this transaction and entering into a replacement transaction determined in accordance with market practice or as otherwise agreed between WFS and you. WFS’s right to request collateral will be exercised in its sole discretion. WFS’ failure to exercise this right or the manner in which it is exercised, will not operate to change or alter the terms and conditions of this confirmation or limit WFS’ right to request or receive margin at a later date. If at any time this transaction is governed by the terms of a master agreement (including but not limited to ISDA, SIFMA or similar association-approved form master agreements), any terms and provisions contained in such master agreement relating to margin that conflict with the margin requirements set forth in this confirmation shall supercede and replace the margin requirements set forth in this confirmation. To extent permitted by applicable law, WFS shall have the right to debit your account or any other account of yours held by WFS or its affiliates for any amount payable by you in connection with any and all obligations to WFS regardless of whether they relate to or arise under the agreement under which this confirmation is issued. If you fail to honor any obligation to WFS or any of its affiliates, WFS shall have the right, without notice to you, to retain or set-off any liabilities that WFS may have to you whether matured, un-matured or contingently liable as guarantor. If this security was sold pursuant to a registration statement or where a prospectus is otherwise required, you may request prospectus delivery by calling 1-800-326-5897. It is understood that the seller has the right to substitute eligible securities of equal value for the securities sold under repurchase agreements. All inquiries or complaints regarding your account or the activity therein should be directed to Customer Support, 201 South College Street, CP-6, MAC# D1100-060, Charlotte, NC 28244- 0002, 1-800-326-5897, CMCIientSupport@wellsfargo.com. International callers should call 1- 877-856-8878. SUBJECT TO U.S. TREASURY OR AGENCY DEBT AND AGENCY MBS FAILS CHARGE TRADING PRACTICE PUBLISHED BY TMPC AND SIFMA AT http: //www. sifinia.org/Services/Standard-Forms -and-Documentalion/ Securiilized-Froducts/Securilized- products -Fails-Charge- Trading -Practice / MARKET WHERE EXECUTED (MKT) CAPACITY IN WHICH WFS ACTED (CAP) ACCOUNT TYPE 1 New York Stock Exchange 0, N, G, B Over-the-Counter 1 As Agent 1 Cash 2 NYSE Alternext R NASDAQ 2 As Principal (non-market maker) 2 Margin 3 Multiple markets (details on request) V Electronic Communications Network 4 As agent for both buyer and seller 3 Short 4 BATS Exchange S National Stock Exchange 5 Good Until Cancelled (GTC) Open Order 5 Futures 5 Chicago Board Options Exchange Q International Securities Exchange 6 As Principal (Market-Maker) 6 Repo 6 NASDAQ OMX BX T CBOE Stock Exchange 9 Riskless Principal / Principal 7 Non-Purpose 7 Chicago Stock Exchange (formerly Midwest) W Direct Edge A(EDGEA) A Third Market Trade Loan 8 Philadelphia Stock Exchange z Direct Edge X(EDGEX) D Multiple capacities - details on request 9 ARCA EX Y BATS Y